Exhibit 10.1

January 21, 2021

Liberty Media Acquisition Corporation

12300 Liberty Boulevard
Englewood, Colorado 80112

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into or proposed to be entered into by and between Liberty Media Acquisition Corporation, a Delaware corporation (the “Company”), and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as the representatives of the several underwriters named therein (each an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 57,500,000 of the Company’s units (including up to 7,500,000 units that may be purchased to cover the Underwriters’ option to purchase additional units, if any) (the “Units”), each comprised of one share of Series A common stock of the Company, par value $0.0001 per share (“Series A Common Stock”), and one-fifth of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one share of Series A Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Liberty Media Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and the other undersigned persons (each such other undersigned person, an “Insider” and collectively, the “Insiders”), each hereby agrees, severally but not jointly, with the Company as follows:

1.            The Sponsor and each Insider agrees with the Company that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Shares owned by it, him or her in favor of any proposed Business Combination (including any proposals recommended by the Company’s Board of Directors in connection with such Business Combination) and (ii) not redeem any Shares owned by it, him or her in connection with such stockholder approval.

2.            The Sponsor and each Insider hereby agrees with the Company that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering (or 27 months from the closing of the Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 24 months from the closing of the Public Offering (an “Agreement in Principle Event”)), or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Series A Common Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete its initial Business Combination within 24 months from the closing of the Public Offering (or 27 months if an Agreement in Principle Event has occurred) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it. The Sponsor and each Insider hereby further waives, with respect to any Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with (x) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Series A Common Shares and (y) a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company has not consummated its initial Business Combination within 24 months from the closing of the Public Offering (or 27 months if an Agreement in Principle Event has occurred) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity (although the Sponsor and the Insiders shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering (or 27 months if an Agreement in Principle Event has occurred)).

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3.            During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units, Series A Common Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Series A Common Shares or publicly announce an intention to effect any such transaction; provided, however, that the foregoing does not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the Company (as long as such current or future independent director transferee is subject to this Letter Agreement or executes an agreement substantially identical to the terms of this Letter Agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). The provisions of this paragraph will not apply if (i) the transfer of securities is not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4.            In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other stockholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall (I) apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent registered public accounting firm) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per Offering Share or (ii) such lesser amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest which may be withdrawn to pay taxes and (II) not apply with respect to any claims by any third party which has executed a waiver of any and all of such third party’s rights to proceed against, or seek satisfaction from the Trust Account or with respect to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

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5.            To the extent that the Underwriters do not exercise in full their option to purchase up to an additional 7,500,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate equal to 1,875,000 multiplied by a fraction, (i) the numerator of which is 7,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their option to purchase additional Units, and (ii) the denominator of which is 7,500,000. All references in this Letter Agreement to Founder Shares of the Company being forfeited shall take effect as a contribution of such Founder Shares to the Company’s capital as a matter of Delaware law. The Sponsor and each Insider further acknowledge and agree that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a recapitalization or stock repurchase or redemption, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares at 20.0% of the Company’s issued and outstanding Shares upon the consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 7,500,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15.0% of the number of Series A Common Shares included in the Units issued in the Public Offering and (B) the reference to 1,875,000 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Founder Shares that the Sponsor would have to return to the Company in order for the number of Founder Shares to equal an aggregate of 20.0% of the Company’s issued and outstanding Shares after the Public Offering.

6.            The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.            (a) In addition to the provisions set forth in paragraph 3, the Sponsor and each Insider agrees that it, he or she shall not Transfer (as defined below) any Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Company’s initial Business Combination, (x) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Public Stockholders having the right to exchange their Series A Common Shares for cash, securities or other property or (y) if the last reported sale price of the Series A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination (the “Founder Shares Lock-up Period”).

(b)          In addition to the provisions set forth in paragraph 3, the Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or Series A Common Shares issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the completion of the Company’s initial Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

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(c)          Notwithstanding the provisions set forth in paragraphs 3, 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and Series A Common Shares issued or issuable upon the exercise of the Private Placement Warrants and that are held by the Sponsor or any Insider or any of their permitted transferees (that have complied with this paragraph 7(c) or Section 3, if applicable), are permitted (i) to the Company’s directors or officers, to the directors or officers of Liberty Media Corporation, a Delaware corporation (or any successor thereto) (“LMC”) and to their respective family members and entities formed by such persons for investment or estate planning purposes which are controlled by such persons or formed for their benefit or for charitable purposes, (ii) to LMC or any entity in which LMC or the officers and directors of LMC hold, in the aggregate, securities representing no less than 25% of the outstanding voting power of such entity (so long as no other holder or group holds a higher percentage of the voting power of such entity), and the subsidiaries of LMC or such entities, (iii) to any corporation or other entity which, as a result of any spinoff, splitoff or other distribution transaction, becomes the beneficial owner of the Founder Shares and Private Placement Warrants (and shares issuable upon the exercise of such warrants), or (iv) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; provided, however, that in the case of clauses (i) through (iv), these permitted transferees must enter into a written agreement with the Company, agreeing to be bound by the transfer restrictions and other applicable restrictions in this Letter Agreement. In addition, the Sponsor or its permitted transferees will be permitted to pledge or grant a security interest in such securities to secure bona fide indebtedness or engage in hedging transactions; provided, that the holder thereof retains voting control over such securities prior to delivery of shares upon foreclosure or upon satisfaction of the hedge. In the event of any liquidation prior to the completion of the Company’s initial Business Combination or the Company’s completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of the Company’s Public Stockholders having the right to exchange their shares of Series A common stock for cash, securities or other property subsequent to our completion of our initial Business Combination, the Lock-Up Periods will be deemed terminated. In no event will paragraph 3 or this paragraph 7 prohibit or otherwise restrict LMC’s ability to reattribute its interest in the Sponsor or the Company between or among its tracking stock groups, combine such tracking stock groups or otherwise take actions with respect to its tracking stock groups provided for or permitted by LMC’s organizational documents or its policies.

8.            The Sponsor and each Insider represents and warrants that, as of the date hereof, it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company, if any (including any such information included in the Prospectus), is true and accurate in all material respects as of the date when such information was furnished and does not omit any material information with respect to such Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company, if any, is true and accurate in all material respects as of the date when such questionnaire was furnished. Except as otherwise disclosed in any publicly available filings with the Commission, the Sponsor and each Insider represents and warrants, each as to itself and not jointly with any other person, that: as of the date hereof, it is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

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9.            Except as disclosed in, or as expressly contemplated by, the Prospectus, or as otherwise contemplated in the proxy statement related to the Company’s initial Business Combination neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

10.          The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

11.          As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Shares” shall mean, collectively, the Series A Common Shares and the Founder Shares; (iii) “Series A Common Shares” shall mean shares of Series A Common Stock; (iv) “Founder Shares” shall mean (i) the 14,375,000 shares of the Company’s Series F common stock, par value $0.0001 per share, initially purchased by the Sponsor in a private placement prior to the Public Offering, (ii) shares of the Company’s Series B common stock, par value $0.0001 per share, issued upon the conversion of such shares of Series F common stock, and (iii) Series A Common Shares issued upon the conversion of such shares of Series B common stock; (v) “Private Placement Warrants” shall mean the Warrants to purchase up to 9,000,000 Series A Common Shares of the Company (or 10,000,000 Series A Common Shares if the over-allotment option is exercised in full) that the Sponsor has agreed to purchase for an aggregate purchase price of $13,500,000 in the aggregate (or $15,000,000 if the over-allotment option is exercised in full), or $1.50 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (viii) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b) herein.

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12.          This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (1) each Insider that is the subject of any such change, amendment modification or waiver, (2) the Sponsor, and (3) the Company.

13.          No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the Company and the Sponsor. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

14.          Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

15.          This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.          This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.          This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the State of Delaware or the United States District Court for the District of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

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18.          Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via e-mail (providing proof of delivery) or (b) on the first (1st) business day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery).

19.          No party hereto shall be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement (including, for the avoidance of doubt, any Insider with respect to any other Insider), and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

20.          This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods and (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by March 31, 2021; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

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Sincerely,

LIBERTY MEDIA ACQUISITION SPONSOR LLC

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Senior Vice President and Assistant Secretary

/s/ Gregory B. Maffei
Name: Gregory B. Maffei

/s/ Renee L. Wilm
Name: Renee L. Wilm

/s/ Ajay Menon
Name: Ajay Menon

/s/ Geoffrey Y. Yang
Name: Geoffrey Y. Yang

/s/ John E. Welsh III
Name: John E. Welsh III

/s/ Albert E. Rosenthaler
Name: Albert E. Rosenthaler

/s/ Brian J. Wendling
Name: Brian J. Wendling

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

Liberty Media Acquisition Corporation

By:	/s/ Renee L. Wilm

	Name:	Renee L. Wilm
	Title:	Chief Legal Officer and Chief Administrative Officer

[Signature Page to Letter Agreement]